Microfilm Number 9346-1591  Filed with the Department of State on June 30, 1993
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Entity Number     2091002
                 ---------  Brenda K. Mitchell
                            -----------------------------------------------
                                              Secretary of the Commonwealth



                       STATEMENT WITH RESPECT TO SHARES

                         Domestic Business Corporation


          In compliance with the requirements of 15 Pa.C.S. 1522(b) relating to statement with respect to shares, the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

          1.  The name of the corporation is:
                PENNSYLVANIA POWER COMPANY

          2. The resolution amending the Articles under 15 Pa.C.S. 1522(b) relating to divisions and determinations by the board, set forth in full, is as follows:

      "WHEREAS, it appears desirable to establish a new series of Preferred Stock and to determine the rights and preferences of the shares of such series in respect of any or all of which there may be variations between different series in accordance with the authority granted to and vested in the Board of Directors by the Articles of Incorporation of the Company;
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9346-1592


      "RESOLVED: That 250,000 of the authorized and unissued shares of Preferred Stock of the par value of $100 per share be and they hereby are established as a series of Preferred Stock designated as 7.75% Preferred Stock and, for the purpose of setting forth the rights and preferences of the shares of said series in those respects in which the shares thereof may vary from the shares of other series of Preferred Stock as set forth in the Articles of Incorporation, Article IV of said Articles of Incorporation as heretofore amended be and hereby is amended, pursuant to authority therein granted to and vested in the Board of Directors, by inserting therein a new subdivision at the end of and as part of the subdivision entitled 'Established Series of Preferred Stock', which new subdivision shall read as follows:

                    7.75% Preferred Stock
                    ---------------------

    "Without limitation of the foregoing authority conferred upon the Board of Directors, there shall also be a series of Preferred Stock designated as 7.75% Preferred Stock, and the rights and preferences of the 7.75% Preferred Stock, in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

          "(a) The rate of dividend shall be 7.75% per annum, when and as declared by the Board of Directors, and subject to the applicable provisions of the Business Corporation Law, and the dividend payment dates shall be the first days of January, April, July, and October in each year;

          "(b) No shares of the 7.75% Preferred Stock shall be redeemable on or before July 1, 2003. After July 1, 2003, the price at which shares may be optionally redeemed shall be $100 per share plus an amount equal to the accumulated and unpaid dividends to the date set for redemption;

          "(c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

          "(d) The amount payable in the event of voluntary liquidation shall be $100 per share, plus accrued dividends;

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9346-1593


          "(e) The shares shall not be, by their terms, convertible or exchangeable; and

          "(f) There shall not be any sinking fund requirements for the purchase or redemption of the 7.75%
     Preferred Stock.

          "RESOLVED FURTHER: That the Statement With Respect to Shares submitted to this meeting be and the same hereby is in all respects approved, authorized and adopted, subject to such changes therein as counsel for the Company may deem necessary or advisable; and

          "RESOLVED FURTHER: That the proper officers of this Company be and hereby are authorized and directed to file or cause to be filed with the Department of State of the Commonwealth of Pennsylvania said Statement and such other papers, and any amendments to the foregoing, as may be necessary in the premises."


          3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provisions of the Articles is 250,000 shares.

          4. The resolution was adopted by the 1993 Finance Committee of the Board of Directors on June 29, 1993.

          5. The resolution shall be effective upon the filing of this Statement in the Department of State.

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           9346-1594


          IN TESTIMONY WHEREOF, the undersigned corporation has caused this Statement With Respect to Shares to be signed by a duly authorized officer thereof this 29th day of June, 1993.


ATTEST:                                    PENNSYLVANIA POWER COMPANY




    Angeline Comparone                     By     Robert P. Wushinske
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    Assistant Secretary                               Vice President




     [CORPORATE SEAL]



















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